Exhibit 10.1

THE SECURITIES REFERRED TO HEREIN HA VE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

COPYTELE, INC.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this "Agreement") is entered into by and between CopyTele, Inc., a Delaware corporation (the "Company"), and the subscriber listed on the signature page hereto (the "Subscriber"). The Company and Subscriber may hereafter be referred to singly as a "party" and collectively as the "parties".

The Company is offering (the "Offering") for sale of a $3,500,000 principal amount, 6% Convertible Debenture due 2016 in the form attached hereto as Exhibit A (the "Debenture"), which are convertible into shares (the "Conversion Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company at a conversion price equal to the weighted average price of the Common Stock for the 30 trading days ending on the trading day immediately prior to the Closing Date (as defined below) for a purchase price equal to the principal amount of the Debenture. In addition, the Company will issue to the Subscriber a Warrant in the form attached hereto as Exhibit B (the "Warrant") to purchase such number of shares as equals 50% of the number of shares of Common Stock (the "Warrant Shares") issuable upon conversion of the principal amount of the Debenture (the Debenture, the Warrant, the Conversion Shares and the Warrant Shares are collectively referred to as, the "Securities").

In connection therewith, the Company and the Subscriber hereby agree as follows:

1.         Purchase and Sale of the Debenture and the Warrant. Upon the basis of the representations, warranties, covenants and agreements, and subject to the terms and conditions, set forth herein, the Company irrevocably agrees to issue and sell the Debenture and the Warrant to the Subscriber on the Closing Date for the aggregate purchase price set forth on the signature page hereto (the "Subscription Price"), and the Subscriber irrevocably agrees to purchase the Debenture and the Warrant from the Company on the Closing Date at the Subscription Price.

2.                  Closing. The closing of the purchase and sale of the Debenture and the Warrant shall take place at 10:00 a.m., New York City time, on November 11,2013, at the offices of the Company at 900 Walt Whitman Road, Melville, New York 11747, or on such other date or at such other time or place as the Company and the Subscriber may agree upon in writing (such time and date of the closing being referred to herein as the "Closing Date"). Upon payment of the Subscription Price in full in the form of cash, wire transfer, or certified or bank check payable to the order of the Company, the Company will deliver to the Subscriber as promptly as practicable (but in no event later than fifteen (15) days following the date of payment in full of the Subscription Price) certificates representing the Debenture and the Warrant, registered in the name of the Subscriber.

3.                  Acceptance of Subscription. The Subscriber understands and agrees that this subscription is made subject to the condition that the Debenture and the Warrant to be issued and delivered on account of this subscription will be issued only in the name of and delivered only to the Subscriber.

4.         Agreements of the Company.

(a) Use of Proceeds. The Company agrees to use the net proceeds for working capital purposes.

(b) Registration Rights. The Subscriber shall be entitled to the registration rights with respect to the Conversion Shares and the Warrant Shares as is set forth in Article IV of the Debenture.

(c) Furnishing of Information. In order to enable the Subscriber to sell any of the Securities under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), until the date that the Securities cease to be Registrable Securities (as defined in the Debenture) (and for no less than 12 months from the Closing Date), the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). During such period, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Subscriber and make publicly available in accordance with Rule 144( c) under the Securities Act such information as is required for the Subscriber to sell the Securities under Rule 144.

(d) No Integration. The Company shall not, and shall ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Subscriber, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market (as defined in the Debenture) such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

(e) Board and Observer Rights.

(i) The Subscriber shall have the right, upon 10 days' prior written notice, to designate one representative, reasonably acceptable to the Company, who shall be entitled to attend and observe meetings of the Company's Board of Directors (the "Board") in a non-voting observer capacity (the "Observer").

(ii) The Company shall provide the Observer with copies of all notices, minutes, consents and other material, financial or otherwise, that the Company provides to the Board at the same time that such notices and materials are provided to the Board. Notwithstanding anything to the contrary stated in this Section 4(e), however, the Company reserves the right to exclude the Observer from access to any materials or meeting or any portion of any materials or meeting if the Board determines, in good faith that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect confidential, proprietary or competitive information, is necessary to discharge the Board's fiduciary duties, is otherwise in the best interest of the Company, and/or for other similar reasons.

(iii) In lieu of the right to designate an Observer, the Subscriber shall have the right, upon written notice, to designate one representative, reasonably acceptable to the Company, to serve on the Board (the "Subscriber Designee"). As promptly as possible following receipt of such notice (but in any event within 10 days of receipt of such notice), the Company shall use its reasonable best efforts to expand the size of the Board by one member and to cause the Subscriber Designee to be elected to and remain a director of the Company.

(iv) The Subscriber agrees, and shall cause each of its representatives, including the Observer and Subscriber Designee, to agree, to hold in confidence and trust, and not use or disclose, any confidential or proprietary information of the Company or any third party provided to or learned by the Subscriber and/or its representatives in connection with the Subscriber's investment in the Company and/or the exercise of the Subscriber's rights under this Agreement, provided, however, that the Subscriber may disclose confidential information (x) to its attorneys, accountants, consultants, and other professionals to the extent reasonably necessary to obtain their services in connection with monitoring its investment in the Company, provided the Subscriber informs each such person that the information is confidential and directs and requires each such person to maintain the confidentiality of such information, or (y) as otherwise required by law or judicial process.

(v) Upon the occurrence of any of the events identified in Item 401(f) of Regulation S-K or Rule 506(d) under the Securities Act with respect to the Observer or the Subscriber Designee or the failure of the Observer or Subscriber Designee, as the case may be, to comply in any material respect with any of the Company's policies and procedures applicable to its directors or the provisions of this Section 4( e), the Subscriber shall promptly, and in any event within two days, remove such representative as an Observer or Board Designee. Following such removal, the Subscriber may designate a replacement Observer or Board Designee pursuant to the provisions of this Section 4(e).

(vi) The rights of the Subscriber in this Section 4(e) shall terminate on the date that the Subscriber no longer beneficially owns at least 2,000,000 shares of the Company's common stock (including any shares which the Subscriber has the right to acquire upon conversion of the Debenture or exercise of the Warrant), as adjusted for any stock splits.

5. Representations and Warranties of the Company. The Company represents and warrants that:

(a) the Company and each of its subsidiaries has been duly incorporated, formed or organized, is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction of its incorporation, formation or organization, has the corporate or other power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification; all of the issued shares of capital stock or similar interests of each of the Company's subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable and are owned directly by the Company, free and clear of any security interest, lien, claim or other encumbrance;

(b) no consent, approval, authorization or order of, notice to or filing or registration with any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of the Company's affiliates or holder of outstanding securities of the Company is required for the execution of this Agreement or the performance of the Company's obligations hereunder, including, without limitation, the sale of the Debenture and the Warrant to the Subscriber;

(c) neither the sale of the Debenture or the Warrant nor the performance of the Company's other obligations pursuant to this Agreement, the Debenture and the Warrant will violate, conflict with, result in a breach of, or constitute a default (or an event that, with the giving of notice or the lapse of time or both, would constitute a default) under (i) the certificate of incorporation or bylaws of the Company, (ii) any decree, judgment, order or determination of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of the Company's properties or assets, (iii) any law, treaty, rule or regulation applicable to the Company or (iv) the terms of any bond, debenture, note or other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company is a party or otherwise bound or to which any property of the Company is subject;

(d) none of the Company or any of its subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), or has received written notice of a claim that it is in default under or that it is in violation of, any material bond, debenture, note or other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument or contract to which the Company is a party or otherwise bound or to which any property of the Company is subject (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company or any of its subsidiaries or their respective properties or assets, and (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company or any of its subsidiaries. Notwithstanding the foregoing, the Company is engaged in asserting patents and patent rights owned or controlled by the Company, and in engaging in litigation in the ordinary course of its business. From time to time, the Company may be subject to counterclaims and/or judgments in connection with the enforcement of such rights. The Company makes no representations with respect to such patents and patent rights, has no ongoing obligation to notify Subscriber in the event of such occurrences, and such occurrences shall not be deemed to be a breach of this Section 5;

(e) the Company has or, prior to the Closing, will have taken all corporate action required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms;

(f) the Company has duly authorized the issuance of the Securities;

(g) the Conversion Shares and the Warrant Shares, when issued and delivered in accordance with the terms of the Company's certificate of incorporation and the Debenture and the Warrant, as the case may be, will be duly and validly issued, fully paid and non-assessable, will not be subject to any preemptive or similar rights, and will be free and clear of any security interest, lien, claim or other encumbrance;

(h) the sale of the Securities by the Company is not part of a plan or scheme to evade the registration requirements of the Securities Act;

(i) neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising;

(j) the Company has offered the Securities for sale only to an "accredited investor," as such term is defined in Rule 501(a) under the Securities Act, who by reason of its business and financial experience has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment in the Securities;

(k) As of their respective dates, or to the extent corrected by a subsequent restatement, amendment or supplement, all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, for the two years preceding the date hereof (the "SEC Reports") complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(1) the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement). Such financial statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments;

(m) since the date of the latest audited financial statements included within the SEC Reports, and except as otherwise set forth in the SEC Reports, (i) the Company has not incurred any material liabilities, direct or contingent, and (ii) there has been no material adverse change in the properties, business, results of operations, condition (financial or other), affairs or prospects of the Company and its subsidiaries, taken as a whole ("Material Adverse Effect");

(n) all outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and have not been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. The authorized capital stock of the Company consists of 600,000,000 shares of Common Stock, of which approximately 209,276,745 shares are outstanding as of October 31, 2013 (or 291,878,829 shares of Common Stock after giving effect to the assumed exercise of all outstanding warrants and options and assumed conversion of convertible debentures). Except for options to purchase Common Stock or other equity awards issued to employees and consultants of the Company pursuant to the employee benefits plans disclosed in the SEC Reports, and except as disclosed in the SEC Reports, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests. There are no voting agreements or other similar arrangements with respect to the Common Stock to which the Company is a party;

(o) (i) to the Company's knowledge, the Company and its subsidiaries own, possess or have valid, binding and enforceable rights to use the Company Intellectual Property (as defined below) through ownership or otherwise, (ii) none of the Company or its subsidiaries has received any written notice, nor to the Company's knowledge, any other notice, of any infringement by the Company or its subsidiaries with respect to any Intellectual Property (as defined below) of any third party, and (iii) to the Company's knowledge, the Company Intellectual Property is owned by the Company and has been duly and properly filed;

For purposes of this Agreement, "Intellectual Property" means trademarks, servicemarks, trade dress rights, copyrights, trade names and domain names, and all registrations and applications for each of the foregoing, trade secrets, know-how (including other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions and technology, and "Company Intellectual Property" means Intellectual Property owned by the Company and its subsidiaries. Except as described in the SEC Reports, or as would not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company, the Company has complied with the United States Patent and Trademark Office and applicable foreign patent authorities' duty of candor and disclosure for all patent applications directed to Company Intellectual Property that are owned by the Company or its subsidiaries (the "Company Patent Applications") and has made no material misrepresentation in the Company Patent Applications.

(p) the Company is not disqualified from relying on Rule 506 of Regulation D ("Rule 506") under the Securities Act for any of the reasons stated in Rule 506( d) in connection with the issuance and sale of the Debenture and the Warrant to the Subscriber. The Company has furnished to the Subscriber, a reasonable time prior to the date hereof, a description in writing of any matters that would have triggered disqualification under Rule 506(d) but which occurred before September 23, 2013, in each case, in compliance with the disclosure requirements of Rule 506( e) under the Securities Act; and

(q) neither the Company nor, to the Company's knowledge, any person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any trading market on which any of the securities of the Company are listed or designated.

The Company has not made any representations or warranties to the Subscriber, and the Subscriber has not relied upon any representations or warranties of the Company, except as expressly set forth in this Section 5.

6. Representations and Warranties of the Subscriber. The Subscriber represents, warrants and agrees that:

(a) the purchase of the Securities by the Subscriber is not part of a plan or scheme to evade the registration requirements of the Securities Act;

(b) the Subscriber understands that the offering and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D ("Regulation D") as promulgated by the SEC, based, in part, upon the representations, warranties and agreements of the Subscriber contained in this Subscription Agreement;

(c) the Subscriber is, and on each date on which it converts the Debenture or exercises the Warrant will be, an "accredited investor," as such term is defined in Rule 501(a) under the Securities Act, and that the Subscriber satisfies at least one of the categories of accredited investors as set forth on the Accredited Investor Questionnaire attached hereto as Schedule 1;

(d) the Subscriber, by reason of its business and financial experience, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment in the Securities and, having had access to or having been furnished with all such information or documents as it has considered necessary (including, without limitation, the SEC Reports), has concluded that it is able to bear those risks;

(e) The Subscriber has adequate means of providing for such Subscriber's current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Securities for an indefinite period of time;

(f) the Subscriber confirms that, in making the Subscriber's decision to purchase the Securities, the Subscriber and the Subscriber's representatives have been given the opportunity to ask questions of and to receive answers from the Company concerning the Securities and the Company and all such questions have been answered to the full satisfaction of the Subscriber;

(g) the Subscriber has independently evaluated the merits of its decision to purchase the Securities, and the Subscriber confirms and understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Subscriber in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Subscriber has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities;

(h) the Subscriber understands that (i) the Securities are "restricted securities" and have not been registered under the Securities Act and may not be offered or sold unless registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available, (ii) if any transfer of the Securities is to be made in reliance on an exemption under the Securities Act, the Company may require an opinion of counsel satisfactory to it that such transfer may be made pursuant to such exemption and (iii) so long as deemed appropriate by the Company, the Securities may bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form to the following effect:

"[NEITHER THIS [DEBENTURE] [WARRANT] NOR THE SECURITIES ISSUABLE UPON [CONVERSION HEREOF][EXERCISE OF THIS WARRANT] HAVE BEEN REGISTERED] [THESE SECURITIES HA VB NOT BEEN REGISTERED] UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES [ISSUABLE UPON [CONVERSION HEREOF][EXERCISE OF THIS WARRANT]] MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF (1) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SA TISF ACTORY TO THE COMPANY OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT";

(i) in making any subsequent offering or sale of the Securities, the Subscriber will be acting only for itself and not as part of a sale or planned distribution in violation of the Securities Act;

(j) the Subscriber is unaware of, is in no way relying on, and did not become aware of the Offering through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the internet, in connection with the offering and sale of the Securities and is not subscribing for the Securities and did not become aware of the Offering through or as a result of any seminar or meeting to which the Subscriber was invited by, or any solicitation of a subscription by, a person not previously known to the Subscriber in connection with investments in securities generally;

(k) the Subscriber understands that neither the SEC nor federal or state or other governmental agency has passed upon or made any recommendation or endorsement with respect to the Securities and that neither the SEC nor any state securities commission has approved the Securities, or passed upon or endorsed the merits of this offering of the Securities;

(1) the Subscriber is purchasing the Debenture and the Warrant, and will acquire the Conversion Shares and the Warrant Shares upon conversion or exercise, respectively, thereof, as principal for its own account and not with a view to, or for distributing or reselling the Securities, or any part thereof, in violation of the Securities Act or any applicable state securities laws. The Subscriber acknowledges that the Securities have not been registered under the Securities Act or any applicable state securities law;

(m) the Subscriber (i) does not presently have any agreement, plan or understanding, directly or indirectly, with any person or entity to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) or through any person or entity; (ii) is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer; and (iii) during the period of five (5) business days immediately prior to the execution of this Agreement, the Subscriber, did not, and from such date and through the expiration of the 90th day following the date hereof will not, directly or indirectly, execute or effect or cause to be executed or effected any short sale, option, or equity swap transaction in or with respect to the Common Stock or any other derivative security transaction the purpose or effect of which is to hedge or transfer to a third party all or any part of the risk of loss associated with the ownership of the Securities by the Subscriber;

(n) no consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Subscriber or any of the Subscriber's affiliates is required for the execution of this Agreement or the performance of the Subscriber's obligations hereunder, including, without limitation, the purchase of the Debenture and the Warrant by the Subscriber;

(o) The Subscriber has its principal place of business at the address immediately set forth below such Subscriber's name on the signature pages hereto;

(p) The Subscriber (i) if a natural person, represents that the Subscriber has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Securities, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of the law of the state of its organization or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Securities, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Subscriber is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Subscriber is a party or by which it is bound; and

(q) The information set forth in this Agreement regarding the Subscriber is true, correct and complete.

The foregoing representations, warranties and undertakings are made by the Subscriber with the intent that they be relied upon in determining the Subscriber's suitability as an investor in the Company.

If more than one person is signing this Subscription Agreement, each representation, warranty and undertaking made herein shall be a joint and several representation, warranty or undertaking of each such person. If the Subscriber is a partnership, corporation, trust or other entity, the Subscriber has enclosed with this Agreement appropriate evidence of the authority of the individual executing this Agreement to act on behalf of the Subscriber.

7. Conditions to Closing. The obligations of each party hereunder shall be subject to:

(a) the accuracy of the representations and warranties of the other party hereto as of the date hereof and as of the Closing Date, as if such representations and warranties had been made on and as of such date; and

(b) the performance by the other party of its obligations hereunder.

8. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Subscriber, each person, if any, who controls the Subscriber within the meaning of Section 15 of the Securities Act and each officer, director, employee and agent of the Subscriber and of any such controlling person against any and all losses, liabilities, claims, damages or expenses whatsoever, as incurred, arising out of or resulting from any breach or alleged breach or other violation or alleged violation of any representation, warranty, covenant or undertaking by the Company contained in this Agreement, and the Company will reimburse the Subscriber for its reasonable legal and other expenses (including the cost of any investigation and preparation, and including the reasonable fees and expenses of counsel) incurred in connection therewith.

(b) The Subscriber agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and each officer, director, employee and agent of the Company and of any such controlling person against any and all losses, liabilities, claims, damages or expenses whatsoever, as incurred, arising out of or resulting from any breach or alleged breach or other violation or alleged violation of any representation, warranty, covenant or undertaking by the Subscriber contained in this Agreement, and the Subscriber will reimburse the Company for its reasonable legal and other expenses (including the cost of any investigation and preparation, and including the reasonable fees and expenses of counsel) incurred in connection therewith.

9.                  Survival of Representations, Warranties and Covenants. The respective agreements, representations, warranties, indemnities and other statements made by or on behalf of each party hereto pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any party, and shall survive delivery of any payment for the Subscription Price.

10.              Notices. Any notice, demand or request required or permitted to be given by the Company or the Subscriber pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier of national reputation for next day priority delivery, or by facsimile or electronic mail (with a hard copy to follow by delivery to a national reputation carrier for non-priority delivery), addressed to the parties at the addresses and/or facsimile telephone number/electronic mail address of the parties set forth at the end of this Agreement, or such other address as a party may request by notifying the other in writing.

11.       Miscellaneous.

(a) This Agreement may be executed in one or more counterparts, and such counterparts shall constitute but one and the same agreement.

(b) This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and, with respect to the indemnification provisions hereof, each person entitled to indemnification hereunder, and no other person shall have any right or obligation hereunder. This Agreement, including without limitation the provision of Section 4( e), shall not be assignable by any party hereto without the prior written consent of the other party hereto. Any assignment contrary to the terms hereof shall be null and void and of no force or effect.

(c) This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

(d) Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(e) Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated; provided, however, that the Company shall reimburse the Subscriber for those reasonable costs and expenses incurred by the Subscriber in connection with the transactions contemplated by this Agreement in an amount of up to $25,000, provided, however, that such reimbursement shall only take place upon the successful completion of the transaction (such reimbursement to be made by wire transfer of immediately available funds by the Company to such account designated by the Subscriber or such other method as agreed to by the parties to this Agreement).

(f) Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

(g) This Agreement shall be governed by the internal laws of the State of New York, without regard to conflicts of law.

                                                                                           * * * * *

IN WI1NESS WHEREOF, the parties hereto have caused this Subscription Agreement to be executed and delivered as of the date first written above.

Date: November 11, 2013                              Amount of Subscription: Three Million Five Hundred Thousand Dollars ($3,500,000)

                                                                        Adaptive Capital, LLC

Subscriber’s Name

Provided Separately                                       _/s/ Adaptive Capital, LLC

Taxpayer Identification Number                      Subscriber’s Signature

Business Address:                                           Mailing Address, if different from Business Address

500 Ygnacio Valley Road                              ___________________________________

Suite 360

Walnut Creek, CA 94596

_______________________________          ___________________________________

Telephone:______________________

Fax: ___________________________

E-mail: ___________________  _____

NOTE TO SUBSCRIBER: PLEASE COMPLETE THE ACCREDITED INVESTOR QUESTIONNAIRE ATTACHED AS SCHEDULE 1.

Accepted:

COPYTELE INC.

Date: November 11, 2013

By: /s/ Robert A. Berman

Robert A. Berman

President and Chief Executive Officer

Address:	900 Walt Whitman Road
Melville, New York 11747
Facsimile: Email:	______________________ ______________________

SCHEDULE 1

COPYTELE, INC. ACCREDITED INVESTOR QUESTIONNAIRE

PART I -FOR NATURAL PERSONS

1. Accredited Investors Status: I am an Accredited Investor (as defined in Rule 501 of Regulation D promulgated under the Securities Act) because I certify that (check all appropriate descriptions that apply):

Initial ________  I am a natural person whose individual net worth, or joint net worth with my spouse, exceeds $1,000,000. For purposes of this item, "net worth" means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person's primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home's estimated fair market value as long as the mortgage was incurred more than 60 days before the Securities are purchased, but includes (i) any mortgage amount in excess of the home's fair market value and (ii) any mortgage amount that was borrowed during the 60day period before the closing date for the sale of Securities for the purpose of investing in the Securities.

Initial ________  I am a natural person who had individual income exceeding $200,000 (or joint income with my spouse exceeding $300,000) in each of the last two calendar years and I have a reasonable expectation of reaching the same income level in the current calendar year.

Initial ________  I am a director or executive officer of CopyTele, Inc.

2. Employment and Business Experience

Present occupation: _________________________________________________________

Salary: ______________________________

Do you own your own business or are you otherwise employed? ________________

Name and type of business employed by or owned: ___________________________

Description of responsibilities: ______________________________________________________________________________

Length of service with present employer or length of ownership of present business:

____________________________________________________________________

Present title or position __________________________________________________________

Length of service in present title or position: _________________________________________

Prior occupations, employment, and length of service during the past five (5) years:

Occupation                        Name of Employer or Owned Business (and identify which)                  Years of Service

Do you have any professional licenses or registrations, including bar admissions, accounting certificates, real estate brokerage licenses, investment adviser registrations and SEC or state broker-dealer registrations? Yes: _______ No: ______

If yes, please list such licenses or registrations, the date(s) you received the same, and whether they are in good standing:

3. Education (college and postgraduate)

Institution Attended                      Degree                                    Dates of Attendance

4. Current Investment Objectives

My current investment objectives (indicate applicability and priority) are:

Current income:______ Appreciation:________ Tax Shelter: __________ Other: _______

5. Other Relevant Information

Please describe any additional information that reflects your knowledge and experience in business, financial, or investment matters and your ability to evaluate the merits and risks of this investment.

PART II -FOR ENTITIES

1. Accredited Investors Status: The Subscriber is an Accredited Investor (as defined in Rule 501 of Regulation D promulgated under the Securities Act) because it certifies that (check all appropriate descriptions that apply):

Initial _____      A bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

Initial _____      A broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

Initial _____      An insurance company, as defined in Section 2(13) of the Securities Act.

Initial _____      An investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

Initial _____      A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

Initial _____      A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

Initial _____        An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million.

Initial _____       A private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

Initial _____       A corporation, Massachusetts or similar business trust, or partnership, or an organization described in Section 50l(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of $5 million.

Initial _____       A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

Initial __X___    An entity in which all of the equity owners are accredited investors and meet the criteria listed in Part I, Section 1 of this Questionnaire (and please list all equity owners and provide a Questionnaire for each such person).

2. General Information

Name of Entity:  Adaptive Capital, LLC

Address of Principal Office: 500 Ygnacio Valley Road, Suite 360, Walnut Creek, CA 94596

Type of Organization: Limited Liability Company

Date and State of Organization: 11/8/2013  Delaware

3. Business

Major Segments of Operation: Investments

Length of operation in each such segment: N/A

Are you a reporting entity under the Securities Exchange Act of 1934, as amended? ____Yes ___X___  No

4. Current Investment Objectives

The current investment objectives of the entity (indicate applicability and priority) are: Current income: ________Appreciation: __X___ Tax Shelter: _______Other: ________

5. Other Relevant Information

Please describe any additional information that reflects your knowledge and experience in business, financial, or investment matters and your ability to evaluate the merits and risks of this investment. If additional space is required to answer any question, please attach separate pages to the back of this Questionnaire and identify all questions answered in this fashion by their respective question numbers.

EXHIBIT A

FORM OF DEBENTURE

EXHIBIT B

FORM OF WARRANT